EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-119862) of Argon ST, Inc. of our report dated May 14, 2004 relating to the financial statements of the Sensytech, Inc. 401(k) Profit Sharing Plan as of December 31, 2003, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 29, 2005